EXHIBIT 99.1

FOR IMMEDIATE RELEASE
Bock Communications, Inc.	Leap contacts:
Jessica Levy, Media Relations	Greg Lund, Media Relations
714-292-2990	858-882-9105
leap@bockpr.com	glund@leapwireless.com

Jim Seines, Investor Relations
858-882-6084
jseines@leapwireless.com
Leap Reports Consolidated Results for Third Quarter 2006
~ Company’s Strong Operational and Financial Performance During the Third Quarter Led by
Solid Year-over-Year Growth in Net Customer Additions and Service Revenues ~
Highlights include:
•	Net customer growth of approximately 161,000 for the quarter, an increase of 138,000 from net customer additions of approximately 23,000 for the third quarter of 2005

•	Total consolidated revenue for the quarter of $287.5 million, a 25 percent increase from the third quarter of 2005

•	Consolidated operating income of $17.0 million

•	Consolidated net income of $10.0 million for the quarter, or $0.16 per diluted share

•	Adjusted consolidated operating income before depreciation and amortization (OIBDA) of $61.2 million
SAN DIEGO – November 7, 2006 – Leap Wireless International, Inc. [NASDAQ: LEAP], a leading provider of innovative and value-driven wireless communications services, today announced financial and operational results for the third quarter ended September 30, 2006 that included strong year-over-year improvements in customer growth and consolidated service revenues. The solid operational performance for the third quarter of 2006 was led by more than 405,000 gross customer additions and more than 161,000 net customer additions, representing an improvement of 138,000 net additions over the customer numbers reported for the third quarter of 2005. These results reflect net customer growth in Leap’s Cricket® markets in operation as of December 31, 2005 and strong performance in new Cricket® markets launched during 2006. The Company’s net customer additions for the third quarter of 2006 exclude the effect of the transfer of approximately 31,000 customers from the Company’s network as a result of the sale of Leap’s operating markets in Toledo and Sandusky, Ohio in July 2006.
The Company ended the quarter with 1,967,000 total customers, a customer churn rate of 4.3 percent, and demonstrated solid execution in the build-out, cost management, and launch of new markets. The financial and operating data presented in this press release, including

Leap Reports Consolidated Results for Third Quarter 2006	Page 2 of 16

customer information, reflect the consolidated results of Leap, its subsidiaries and its non-controlled joint ventures, Alaska Native Broadband 1, LLC (ANB 1), LCW Wireless, LLC (LCW Wireless) and Denali Spectrum, LLC (Denali).
“The Company produced attractive operating results, successfully launched a series of new markets, achieved outstanding results in Auction #66 and completed a series of capital market activities on favorable terms,” said Doug Hutcheson, chief executive officer and president of Leap. “The Company continues to see good uptake of our products and services, with our third quarter growth alone approaching the customer activity we achieved in the first half of the year. Additionally, the Company and Denali were successful bidders on new wireless licenses in Auction #66 that will allow the Company and Denali to provide service to additional markets, and also will allow the Company to enrich its offerings in existing markets as a result of the purchase of additional spectrum in those markets. In conjunction with our capital market activities, we also announced a fully funded plan to launch up to an additional 24 million new covered POPs beginning in 2008. I am extremely proud of what our team has accomplished over the past few months.”
Total revenues for the third quarter were $287.5 million, an increase of $57 million, or 25 percent, over total revenues of $230.5 million for the third quarter of 2005. Operating income for the third quarter was $17.0 million, compared to operating income of $28.6 million for the third quarter of 2005. Net income for the third quarter was $10.0 million, or $0.16 per diluted share. This compares to net income of $16.4 million, or $0.27 per diluted share, for the third quarter of 2005.
Adjusted OIBDA for the third quarter of 2006 was $61.2 million, down $5.3 million from adjusted OIBDA of $66.5 million for the third quarter of 2005, reflecting the impact of expected initial operating losses in newly launched Cricket markets. Adjusted OIBDA represents OIBDA adjusted to exclude the effects of: gain/loss on sale of wireless licenses and operating assets; impairment of indefinite-lived intangible assets; and share-based compensation expense.
“We are pleased to see our continued focus on operations drive attractive results in a quarter that had several large efforts underway,” said Amin Khalifa, executive vice president and chief

Leap Reports Consolidated Results for Third Quarter 2006	Page 3 of 16

financial officer of Leap. “We believe that the results we are reporting today show that Leap has continued to drive significant growth. For the quarter, consolidated service revenues grew a robust 29 percent year-over-year, driven primarily by a solid improvement in average revenue per user. In addition, we saw a significant acceleration in customer growth during the quarter, achieving the highest level of net additions in over four years. Looking forward to the remainder of 2006, we expect seasonally strengthening growth in net additions during the fourth quarter from markets in operation as of December 31, 2005 (our existing markets) and continued strong customer demand in new and recently launched Cricket markets.”
Key operational and financial performance measures for the third quarter of 2006 were as follows:
•	Average revenue per user per month (ARPU) for the third quarter, based on service revenue, was a record $44.39, an improvement of $4.17 from the ARPU of $40.22 for the third quarter of 2005.

•	Cost per gross customer addition (CPGA) was $176 for the third quarter, compared with $142 for the third quarter of 2005, primarily reflecting lower net revenue per handset sold as a result of bundling the first month of service with the initial handset price, the elimination of activation fees for new customers purchasing equipment and increased selling and marketing costs attributable to new market launch activity.

•	Non-selling cash cost per user per month (CCU) was $20.74 for the third quarter, an increase of $1.22 from the CCU of $19.52 for the third quarter of 2005, primarily reflecting improved per user costs in existing markets offset by operating costs associated with new market launch activity.

•	Purchases of property and equipment (capital expenditures) for the quarter were $161.9 million, an increase of $123.2 million from the capital expenditures of $38.7 million for the third quarter of 2005, primarily reflecting new market development activities. Cumulative capital expenditures for the nine months ended September 30, 2006 were $348.9 million.
“The business delivered another quarter of strong growth in estimated adjusted OIBDA in our existing markets, with a year-over-year improvement of approximately 33 percent,” continued Khalifa. “In addition, the launch and operation of new Cricket markets continues to be within our

Leap Reports Consolidated Results for Third Quarter 2006	Page 4 of 16

expected costs for capital expenditures and operating expenses. Looking forward to the coming year, we expect further improvements in existing market performance which, when coupled with the expected growth of newly launched markets, is anticipated to contribute to substantial adjusted consolidated OIBDA growth for 2007. In addition to the resulting improvements in our debt ratios, we anticipate that the business will be at or near free cash-flow break-even for 2007 before any significant Auction #66 launch expenses and after servicing our debt and capital spending.”
Revised 2006 Business Outlook and Initial Outlook for 2007
The following forward-looking statements are based on management’s existing plans and its review of current information, which is dynamic and subject to rapid, even abrupt change. The following forward-looking statements are qualified by that fact and speak only of management’s views as of the date of this release. Leap does not undertake any obligation to update this information. Actual results could differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with Leap’s business. Factors that could cause actual results to differ from these forward-looking statements are described later in this release.
The Company’s current outlook for fiscal year 2006 is:
•	Adjusted OIBDA is expected to be in the range of $276 million to $283 million, reflecting the Company’s expectation for solid year-over-year growth in adjusted OIBDA in its markets in operation at the end of 2005, offset, in part, by negative OIBDA associated with newly launched markets. The Company’s prior outlook for adjusted OIBDA was $265 million to $300 million.

•	Capital expenditures are expected to be between $525 million and $585 million, unchanged from the Company’s previous outlook.
In addition to its revised full year outlook, Leap also announced that it expects total net customer additions to be between 160,000 and 260,000 for the fourth quarter of 2006, and that it expects fourth quarter customer churn to be between 3.9 and 4.2

Leap Reports Consolidated Results for Third Quarter 2006	Page 5 of 16

percent. The Company also announced that for the fourth quarter of 2006, it anticipates adjusted OIBDA to be in the range of $58 million to $65 million.
The Company also provided an initial outlook for fiscal year 2007:
•	Leap expects to launch additional markets covering approximately 3 to 4 million potential customers by mid-2007, bringing total covered POPs in markets offering Cricket service to approximately 50 million.

•	Adjusted OIBDA is expected to be between $380 million and $450 million, reflecting the Company’s expectation for continued adjusted OIBDA growth in the markets in operation at the end of 2005 and the anticipated operational and financial performance of the markets Leap and its joint ventures have launched and are expected to launch during 2006 and 2007.

•	Consolidated capital expenditures are expected to be between $240 million and $310 million, excluding any significant capital expenditures associated with the development of new markets expected to be acquired by Leap and Denali in Auction #66 and any capitalized interest costs associated with the Auction #66 markets.
“As 2007 approaches, we are excited by the opportunity to consolidate the tremendous gains we have achieved this year as we prepare for the new market growth anticipated from the launch of new Auction #66 markets in 2008 and beyond,” concluded Hutcheson. “In the coming year, we intend to capitalize on the momentum produced in existing and new markets during 2006 to generate solid improvements in our financial performance which we expect to result from increased customer activity, higher overall average revenues per user, and our continued commitment to cost leadership as a primary element of our core business strategy. In addition, next year’s capital expenditures will include the costs associated with completing our current launches and our ongoing capital expenses associated with operation of our markets that are 12 months or older. Looking forward, we expect that our disciplined approach to growth, combined with improving cash flow from operations, positions the Company well to execute on a plan for further expansion that we believe will enhance the value of the Company for its key stakeholders.”

Leap Reports Consolidated Results for Third Quarter 2006	Page 6 of 16

Conference Call Note
As previously announced, Leap will hold a conference call to discuss its third quarter results, and its outlook for 2006 and 2007 at 5:00 p.m. Eastern Standard Time, on Tuesday, November 7, 2006. Other forward-looking and material information may also be discussed during this call. Interested parties may listen to the call live by dialing 1-866-356-4123 or 1-617-597-5393 and entering reservation number 83382212. This call is also being web cast and can be accessed at the Investor Relations section of Leap’s website, www.leapwireless.com, or by accessing the following external websites: www.fulldisclosure.com or www.streetevents.com.
To listen to the call, please go to the website at least 15 minutes prior to the start time to register, and download and install any necessary audio software. An online replay is planned to follow shortly after the live conference call and will be available until December 7, 2006. The telephonic rebroadcast will be available shortly after the completion of the call and will be available until close of business November 21, 2006. Interested parties can access the rebroadcast by dialing 1-888-286-8010 or 1-617-801-6888 internationally and entering the reservation number 18298226. A downloadable MP3 recording of the call will also be available 24 hours after broadcast. Interested listeners can download the file from the “Events” page of the Investor Relations section of Leap’s website and on Street Events at www.streetevents.com.
About Leap
Leap, headquartered in San Diego, Calif., is a customer-focused company providing innovative mobile wireless services targeted to meet the needs of customers underserved by traditional communications companies. With the value of unlimited wireless services as the foundation of its business, Leap pioneered both the Cricket® and Jump™ Mobile services. Through its affordable, flat-rate service plans, Cricket offers customers a choice of unlimited local voice minutes, unlimited domestic long distance voice minutes, unlimited text, instant and picture messaging, unlimited access to a wide variety of the latest mobile content and additional value-added services over a high-quality, all-digital CDMA network. Designed for the mobile-dependent, urban youth market, Jump Mobile is a unique prepaid wireless service that offers customers unlimited incoming calls from anywhere with outgoing calls at an affordable 10 cents per minute and unlimited incoming and outgoing text messaging. Both Cricket and Jump Mobile

Leap Reports Consolidated Results for Third Quarter 2006	Page 7 of 16

services are offered without long-term commitments or credit checks. For more information, please visit www.leapwireless.com.
Notes Regarding Non-GAAP Financial Measures
The information presented in this press release and in the attached financial tables includes financial information prepared in accordance with generally accepted accounting principles in the U.S., or GAAP, as well as non-GAAP financial measures. Generally, a non-GAAP financial measure, within the meaning of Securities and Exchange Commission (SEC) Item 10 to Regulation S-K, is a numerical measure of a company’s financial performance or cash flows that (a) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the consolidated balance sheet, consolidated statement of operations or consolidated statement of cash flows; or (b) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. As described more fully in the notes to the attached financial tables, management supplements the information provided by financial statement measures with several customer-focused performance metrics that are widely used in the telecommunications industry. Adjusted consolidated OIBDA, CPGA, and CCU are non-GAAP financial measures. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. Reconciliations of non-GAAP financial measures used in this release to the most directly comparable GAAP financial measures can be found in the section entitled “Definition of Terms and Reconciliation of Non-GAAP Financial Measures” included toward the end of this release.
Except for the historical information contained herein, this press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements reflect management’s current forecast of certain aspects of Leap’s future. You can identify most forward-looking statements by forward-looking words such as “believe,” “think,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” “would” and similar expressions in this press release. Such statements are based on currently available operating, financial and competitive information and are subject to various risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated or implied in our forward-looking statements. Such risks, uncertainties and assumptions include, among other things:
•	our ability to attract and retain customers in an extremely competitive marketplace;

•	changes in economic conditions that could adversely affect the market for wireless services;

•	the impact of competitors’ initiatives;

•	our ability to successfully implement product offerings and execute market expansion plans;

Leap Reports Consolidated Results for Third Quarter 2006	Page 8 of 16

•	our ability to attract, motivate and retain an experienced workforce;

•	our ability to comply with the covenants in our senior secured credit agreement, indenture and any future credit agreement, indenture or similar instrument;

•	failure of the FCC to approve the transfer to each of Leap and Denali of the licenses it won in Auction #66, and failure of the FCC to approve the transfer of licenses subject to existing acquisition and disposition agreements between a Leap subsidiary and third parties;

•	failure of our network or information technology systems to perform according to expectations; and

•	other factors detailed in the section entitled “Risk Factors” included in our periodic reports filed with the SEC.
All forward-looking statements included in this news release should be considered in the context of these risk factors. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Investors and prospective investors are cautioned not to place undue reliance on such forward-looking statements.
Leap is a U.S. registered trademark and the Leap logo is a trademark of Leap. Cricket is a U.S. registered trademark of Cricket. In addition, the following are trademarks of Cricket: Unlimited Access, Unlimited Plus, Unlimited Classic, Jump, Travel Time, Cricket Clicks and the Cricket “K.” All other trademarks are the property of their respective owners.

Leap Reports Consolidated Results for Third Quarter 2006	Page 9 of 16

LEAP WIRELESS INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (1)
(In thousands, except share amounts)

	September 30,	December 31,
	2006	2005
	(Unaudited)
Assets
Cash and cash equivalents	$233,594	$293,073
Short-term investments	47,096	90,981
Restricted cash, cash equivalents and short-term investments	10,009	13,759
Inventories	50,937	37,320
Other current assets	41,657	29,237

Total current assets	383,293	464,370
Property and equipment, net	870,779	621,946
Wireless licenses	821,338	821,288
Assets held for sale	20,354	15,145
Goodwill	431,896	431,896
Other intangible assets, net	88,260	113,554
Deposits for wireless licenses	305,000	—
Other assets	43,631	38,119

Total assets	$2,964,551	$2,506,318

Liabilities and Stockholders’ Equity
Accounts payable and accrued liabilities	$238,369	$167,770
Current maturities of long-term debt	9,000	6,111
Other current liabilities	55,782	49,627

Total current liabilities	303,151	223,508
Long-term debt	888,750	588,333
Deferred tax liabilities	138,755	141,935
Other long-term liabilities	44,582	36,424

Total liabilities	1,375,238	990,200

Minority interests	25,099	1,761

Commitments and contingencies
Stockholders’ equity:
Preferred stock — authorized 10,000,000 shares; $.0001 par value, no shares issued and outstanding	—	—
Common stock — authorized 160,000,000 shares; $.0001 par value, 61,298,539 and 61,202,806 shares issued and outstanding at September 30, 2006 and December 31, 2005, respectively	6	6
Additional paid-in capital	1,505,217	1,490,638
Retained earnings	56,788	21,575
Accumulated other comprehensive income	2,203	2,138

Total stockholders’ equity	1,564,214	1,514,357

Total liabilities and stockholders’ equity	$2,964,551	$2,506,318

Leap Reports Consolidated Results for Third Quarter 2006	Page 10 of 16

LEAP WIRELESS INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (1)
(UNAUDITED)
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Revenues:
Service revenues	$249,081	$193,675	$695,706	$569,360
Equipment revenues	38,445	36,852	126,361	116,366

Total revenues	287,526	230,527	822,067	685,726

Operating expenses:
Cost of service (exclusive of items shown separately below)	(70,722)	(50,304)	(186,181)	(150,109)
Cost of equipment	(68,624)	(49,576)	(179,591)	(141,553)
Selling and marketing	(42,948)	(25,535)	(107,992)	(73,340)
General and administrative	(49,110)	(41,306)	(145,268)	(119,764)
Depreciation and amortization	(56,409)	(49,076)	(163,781)	(144,461)
Impairment of indefinite-lived intangible assets	(4,701)	(689)	(7,912)	(12,043)

Total operating expenses(3)	(292,514)	(216,486)	(790,725)	(641,270)
Gains on sales of wireless licenses and operating assets	21,990	14,593	21,990	14,593

Operating income	17,002	28,634	53,332	59,049
Minority interests in income of consolidated subsidiaries	(138)	—	(347)	—
Interest income	5,491	2,991	15,218	6,070
Interest expense	(15,753)	(6,679)	(31,606)	(23,368)
Other income (expense), net	272	2,352	(5,112)	1,027

Income before income taxes	6,874	27,298	31,485	42,778
Income tax benefit (expense)	3,105	(10,901)	3,105	(17,762)

Income before cumulative effect of change in accounting principle	9,979	16,397	34,590	25,016
Cumulative effect of change in accounting principle	—	—	623	—

Net income	$9,979	$16,397	$35,213	$25,016

Basic net income per share:
Income before cumulative effect of change in accounting principle	$0.17	$0.27	$0.57	$0.42
Cumulative effect of change in accounting principle	—	—	0.01	—

Basic net income per share	$0.17	$0.27	$0.58	$0.42

Diluted net income per share:
Income before cumulative effect of change in accounting principle	$0.16	$0.27	$0.56	$0.41
Cumulative effect of change in accounting principle	—	—	0.01	—

Diluted net income per share	$0.16	$0.27	$0.57	$0.41

Shares used in per share calculations:
Basic	60,295	60,246	60,286	60,093

Diluted	62,290	61,395	61,866	60,727

Leap Reports Consolidated Results for Third Quarter 2006	Page 11 of 16

LEAP WIRELESS INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (1)
(UNAUDITED)
(In thousands)

	Nine Months Ended
	September 30,
	2006	2005
Operating activities:
Net cash provided by operating activities	$220,007	$191,191

Investing activities:
Cash Purchases of property and equipment	(348,911)	(82,259)
Change in prepayments for purchases of property and equipment	2,770	(1,137)
Purchases of and deposits for wireless licenses	(307,128)	(243,987)
Proceeds from sales of wireless licenses and operating assets	27,968	99,050
Purchases of investments	(120,398)	(270,587)
Sales and maturities of investments	165,982	158,501
Change in restricted cash, cash equivalents and short-term investments, net	(443)	83

Net cash used in investing activities	(580,160)	(340,336)

Financing activities:
Proceeds from long-term debt	900,000	600,000
Repayment of long-term debt	(596,694)	(416,757)
Debt issuance costs	(8,058)	(6,951)
Minority interest contributions	5,767	—
Proceeds from issuance of common stock, net	725	—
Costs related to forward equity sale	(1,066)	—

Net cash provided by financing activities	300,674	176,292

Net increase (decrease) in cash and cash equivalents	(59,479)	27,147
Cash and cash equivalents at beginning of period	293,073	141,141

Cash and cash equivalents at end of period	$233,594	$168,288

Supplementary disclosure of cash flow information:
Cash paid for interest	$41,942	$44,951
Cash paid for income taxes	$327	$280
SCHEDULE OF SELECTED OPERATING METRICS (1)
(UNAUDITED)

	Three Months Ended
	September 30,
	2006	2005
Gross additions	405,178	233,699
Net additions	161,688	23,298
End of period customers	1,967,369	1,622,526
Weighted average number of customers	1,870,204	1,605,222
Churn(4)	4.3%	4.4%
ARPU(5)	$44.39	$40.22
CPGA(6)	$176	$142
CCU(7)	$20.74	$19.52
Adjusted consolidated OIBDA (in thousands)(8)	$61,185	$66,527
Adjusted consolidated OIBDA as a percentage of service revenue	25%	34%

Leap Reports Consolidated Results for Third Quarter 2006	Page 12 of 16

Explanatory Notes to Financial Statements
(1)	The condensed consolidated financial statements and the schedule of selected operating metrics include the accounts of Leap and its wholly owned subsidiaries as well as the accounts of ANB 1, LCW Wireless and Denali and their wholly owned subsidiaries. The Company consolidates its interests in ANB 1, LCW Wireless and Denali in accordance with Financial Accounting Standards Board (“FASB”) Interpretation No. (“FIN”) 46-R, “Consolidation of Variable Interest Entities,” because these entities are variable interest entities and the Company will absorb a majority of their expected losses. All significant intercompany accounts and transactions have been eliminated in the consolidated financial statements.

(2)	The following tables summarize operating data for the Company’s consolidated operations for the three months ended September 30, 2006 and 2005 (in thousands except percentages).

	Three Months Ended September 30,
		% of 2006		% of 2005
		Service		Service	Change from Prior Year
	2006	Revenues	2005	Revenues	Dollars	Percent
Revenues:
Service revenues	$249,081		$193,675		$55,406	28.6%
Equipment revenues	38,445		36,852		1,593	4.3%

Total revenues	287,526		230,527		56,999	24.7%

Operating expenses:
Cost of service	70,722	28.4%	50,304	26.0%	20,418	40.6%
Cost of equipment	68,624	27.6%	49,576	25.6%	19,048	38.4%
Selling and marketing	42,948	17.2%	25,535	13.2%	17,413	68.2%
General and administrative	49,110	19.7%	41,306	21.3%	7,804	18.9%
Depreciation and amortization	56,409	22.6%	49,076	25.3%	7,333	14.9%
Impairment of indefinite-lived intangible assets	4,701	1.9%	689	0.4%	4,012	582.3%

Total operating expenses	292,514	117.4%	216,486	111.8%	76,028	35.1%
Gains on sales of wireless licenses and operating assets	21,990	8.8%	14,593	7.5%	7,397	50.7%

Operating income	$17,002	6.8%	$28,634	14.8%	$(11,632)	(40.6)%

(3)	Total share-based compensation expense related to all of the Company’s share-based awards for the three and nine months ended September 30, 2006 was comprised as follows (unaudited) (in thousands, except per share data):

	Three Months	Nine Months
	Ended	Ended
	September 30,	September 30,
	2006	2006
Cost of service	$311	$830
Selling and marketing expenses	637	1,437
General and administrative expenses	4,115	12,210

Share-based compensation expense before tax	5,063	14,477
Related income tax benefit	—	—

Share-based compensation expense, net of tax	$5,063	$14,477

Net share-based compensation expense per share:
Basic	$0.08	$0.24

Diluted	$0.08	$0.23

Leap Reports Consolidated Results for Third Quarter 2006	Page 13 of 16

Total share-based compensation expense for the three and nine months ended September 30, 2005 was comprised as follows (unaudited) (in thousands):

	Three Months	Nine Months
	Ended	Ended
	September 30,	September 30,
	2005	2005
Cost of service	$217	$1,014
Selling and marketing expenses	203	896
General and administrative expenses	2,301	7,941

Share-based compensation expense	$2,721	$9,851

Definition of Terms and Reconciliation of Non-GAAP Financial Measures
The Company utilizes certain financial measures that are widely used in the telecommunications industry and are not calculated based on GAAP. Certain of these financial measures are considered non-GAAP financial measures within the meaning of Item 10 of Regulation S-K promulgated by the SEC.
(4)	Churn, which measures customer turnover, is calculated as the net number of customers that disconnect from our service divided by the weighted average number of customers divided by the number of months during the period being measured. Customers who do not pay their first monthly bill are deducted from our gross customer additions in the month that they are disconnected; as a result, these customers are not included in churn. Management uses churn to measure our retention of customers, to measure changes in customer retention over time, and to help evaluate how changes in our business affect customer retention. In addition, churn provides management with a useful measure to compare our customer turnover activity to that of other wireless communications providers. We believe investors use churn primarily as a tool to track changes in our customer retention over time and to compare our customer retention to that of other wireless communications providers. Other companies may calculate this measure differently.

(5)	ARPU is service revenue divided by the weighted average number of customers, divided by the number of months during the period being measured. Management uses ARPU to identify average revenue per customer, to track changes in average customer revenues over time, to help evaluate how changes in our business, including changes in our service offerings and fees, affect average revenue per customer, and to forecast future service revenue. In addition, ARPU provides management with a useful measure to compare our subscriber revenue to that of other wireless communications providers. We believe investors use ARPU primarily as a tool to track changes in our average revenue per customer and to compare our per customer service revenues to those of other wireless communications providers. Other companies may calculate this measure differently.

(6)	CPGA is selling and marketing costs (excluding applicable share-based compensation expense included in selling and marketing expense), and equipment subsidy (generally defined as cost of equipment less equipment revenue), less the net loss on equipment transactions unrelated to initial customer acquisition, divided by the total number of gross new customer additions during the period being measured. The net loss on

Leap Reports Consolidated Results for Third Quarter 2006	Page 14 of 16

equipment transactions unrelated to initial customer acquisition includes the revenues and costs associated with the sale of handsets to existing customers as well as costs associated with handset replacements and repairs (other than warranty costs which are the responsibility of the handset manufacturers). We deduct customers who do not pay their first monthly bill from our gross customer additions, which tends to increase CPGA because we incur the costs associated with this customer without receiving the benefit of a gross customer addition. Management uses CPGA to measure the efficiency of our customer acquisition efforts, to track changes in our average cost of acquiring new subscribers over time, and to help evaluate how changes in our sales and distribution strategies affect the cost-efficiency of our customer acquisition efforts. In addition, CPGA provides management with a useful measure to compare our per customer acquisition costs with those of other wireless communications providers. We believe investors use CPGA primarily as a tool to track changes in our average cost of acquiring new customers and to compare our per customer acquisition costs to those of other wireless communications providers. Other companies may calculate this measure differently.
The following table reconciles total costs used in the calculation of CPGA to selling and marketing expense, which we consider to be the most directly comparable GAAP financial measure to CPGA (in thousands, except gross customer additions and CPGA):

	Three Months Ended
	September 30,
	2006	2005
Selling and marketing expense	$42,948	$25,535
Less share-based compensation expense included in selling and marketing expense	(637)	(203)
Plus cost of equipment	68,624	49,576
Less equipment revenue	(38,445)	(36,852)
Less net loss on equipment transactions unrelated to initial customer acquisition	(983)	(4,917)

Total costs used in the calculation of CPGA	$71,507	$33,139
Gross customer additions	405,178	233,699

CPGA	$176	$142

(7)	CCU is cost of service and general and administrative costs (excluding applicable share-based compensation expense included in cost of service and general and administrative expense) plus net loss on equipment transactions unrelated to initial customer acquisition (which includes the gain or loss on sale of handsets to existing customers and costs associated with handset replacements and repairs (other than warranty costs which are the responsibility of the handset manufacturers)), divided by the weighted average number of customers, divided by the number of months during the period being measured. CCU does not include any depreciation and amortization expense. Management uses CCU as a tool to evaluate the non-selling cash expenses associated with ongoing business operations on a per customer basis, to track changes in these non-selling cash costs over time, and to help evaluate how changes in our business operations affect non-selling cash costs per customer. In addition, CCU provides management with a useful measure to compare our non-selling cash costs per customer with those of other wireless communications providers. We believe investors use CCU primarily as a tool to track changes in our non-selling cash costs over time and to

Leap Reports Consolidated Results for Third Quarter 2006	Page 15 of 16

compare our non-selling cash costs to those of other wireless communications providers. Other companies may calculate this measure differently.
The following table reconciles total costs used in the calculation of CCU to cost of service, which we consider to be the most directly comparable GAAP financial measure to CCU (in thousands, except weighted-average number of customers and CCU):

	Three Months Ended
	September 30,
	2006	2005
Cost of service	$70,722	$50,304
Plus general and administrative expense	49,110	41,306
Less share-based compensation expense included in cost of service and general and administrative expense	(4,426)	(2,518)
Plus net loss on equipment transactions unrelated to initial customer acquisition	983	4,917

Total costs used in the calculation of CCU	$116,389	$94,009
Weighted-average number of customers	1,870,204	1,605,222

CCU	$20.74	$19.52

(8)	Adjusted consolidated OIBDA is a non-GAAP financial measure defined as consolidated operating income less depreciation and amortization, adjusted to exclude the effects of: gain/loss on sale of wireless licenses and operating assets; impairment of indefinite-lived intangible assets; impairment of long-lived assets and related charges; and share-based compensation expense. Although the Company has announced substantively similar measures in the past, which we called “Adjusted Consolidated Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA),” Company management now uses the term adjusted OIBDA to describe this measure as it more clearly reflects the elements of the measure. Adjusted OIBDA should not be construed as an alternative to operating income or net income as determined in accordance with GAAP, as an alternative to cash flows from operating activities as determined in accordance with GAAP or as a measure of liquidity.

In a capital-intensive industry such as wireless telecommunications, management believes adjusted consolidated OIBDA, as well as the associated percentage margin calculation, to be meaningful measures of the Company’s operating performance. We use adjusted consolidated OIBDA as a supplemental performance measure because management believes it facilitates comparisons of the Company’s operating performance from period to period and comparisons of the Company’s operating performance to that of other companies by backing out potential differences caused by the age and book depreciation of fixed assets (affecting relative depreciation expenses) as well as the items described above for which additional adjustments were made. While depreciation and amortization are considered operating costs under generally accepted accounting principles, these expenses primarily represent the non-cash current period allocation of costs associated with long-lived assets acquired or constructed in prior periods. Because adjusted consolidated OIBDA facilitates internal comparisons of our historical operating performance, management also uses adjusted consolidated OIBDA for business planning purposes and in measuring our performance relative to that of our competitors. In addition, we believe that adjusted consolidated OIBDA and similar measures are widely used by investors, financial analysts and credit rating agencies as a measure of our

Leap Reports Consolidated Results for Third Quarter 2006	Page 16 of 16

financial performance over time and to compare our financial performance with that of other companies in our industry.
Adjusted consolidated OIBDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations include:
•	it does not reflect capital expenditures;

•	although it does not include depreciation and amortization, the assets being depreciated and amortized will often have to be replaced in the future, and adjusted consolidated OIBDA does not reflect cash requirements for such replacements;

•	it does not reflect costs associated with share-based awards exchanged for employee services;

•	it does not reflect the interest expense necessary to service interest or principal payments on current or future indebtedness;

•	it does not reflect expenses incurred for the payment of income taxes and other taxes; and

•	other companies, including companies in our industry, may calculate this measure differently than we do, limiting its usefulness as a comparative measure.
Management understands these limitations and considers adjusted consolidated OIBDA as a financial measure that supplements but does not replace the information provided to management by our GAAP results.
The following table reconciles adjusted consolidated OIBDA to consolidated operating income, which we consider to be the most directly comparable GAAP financial measure to adjusted consolidated OIBDA (in thousands):

	Three Months Ended
	September 30,
	2006	2005
Consolidated operating income	$17,002	$28,634
Plus depreciation and amortization	56,409	49,076

Consolidated OIBDA	73,411	77,710
Less gains on sales of wireless licenses & operating assets	(21,990)	(14,593)
Plus impairment of indefinite-lived intangible assets	4,701	689
Plus share-based compensation expense	5,063	2,721

Adjusted consolidated OIBDA	$61,185	$66,527

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